AMENDMENT TO TRANSFER AGENCY SERVICES AGREEMENT

Amendment No. 2 (this “Amendment No. 2”), dated as of August 30, 2023, by and between Atlantic Shareholder Services, LLC, a Delaware limited liability company (“Atlantic”), and The Advisors’ Inner Circle Fund III, a statutory trust organized under the laws of the State of Delaware (the “Trust”).

W I T N E S S E T H :

WHEREAS, effective as of May 31, 2021, Atlantic and the Trust entered into a Second Amended and Restated Transfer Agency Services Agreement (the “Agreement”);

WHEREAS, pursuant to Section 15(a) of the Agreement, each of Atlantic and the Trust desires that the Agreement be amended in accordance with the terms and conditions of this Amendment No. 2.

NOW, THEREFORE, in consideration of the premises and mutual agreements herein set forth, and intending to be legally bound hereby, the parties hereto agree that the Agreement shall be and hereby is amended as follows:

Section 1.	Defined Terms. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Agreement.

Section 2.	Amendment of Appendix A. Appendix A to the Agreement is amended and restated to read in its entirety as set forth in the Appendix A attached hereto.

Section 3.	Agreement as Amended. The term “Agreement” as used in the Agreement shall be deemed to refer to the Agreement as amended hereby and this Amendment No. 2 shall be effective as of the date first above written.

Section 4.	Full Force and Effect. If any term, provision, covenant or restriction of this Amendment No. 2 is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment No. 2, and the Agreement, shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

Section 5.	Governing Law. This Amendment No. 2 shall be deemed to be a contract made under the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

Section 6.	Execution in Counterparts. This Amendment No. 2 may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Section 7.	Ratification, Adoption and Approval. In all respects not inconsistent with the terms and provisions of this Amendment No. 2, the Agreement is hereby ratified, adopted, approved and confirmed.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

ATLANTIC SHAREHOLDER SERVICES, LLC

By: /s/ Brandon Stultz
Name: Brandon Stultz
Title: Chief Executive Officer

THE ADVISORS’ INNER CIRCLE FUND III

By: /s/ Alexander F. Smith
Name: Alexander F. Smith
Title: Vice President & Assistant Secretary

APPENDIX A: FUNDS OF THE TRUST

Fund Name	Class Name	CUSIP	Symbol	Applicable Fee Schedule
PineBridge Dynamic Asset Allocation Fund	Institutional Class Shares Investor Servicing Shares	0077IX575 0077IX567	PDAIX PDAVX	Schedule A
CCT Thematic Equity Fund	Institutional Shares	00774Q353	THMEX	Schedule A
KBI Global Investors Aquarius Fund	Institutional Shares Investor Shares	00774Q809	KBIWX	Schedule A
SouthernSun Small Cap Fund	Class I Shares Class N Shares	00774Q155 00774Q163	SSSIX SSSFX	Schedule A
SouthernSun U.S. Equity Fund	Class I Shares Class N Shares	00774Q171 00774Q189	SSEIX SSEFX	Schedule A
ARGA Emerging Markets Value Fund	Institutional Class Investor Class	00775Y207 00775Y108	ARMIX ARMVX	Schedule A
ARGA International Value Fund	Institutional Class Investor Class	00775Y405 00775Y306	ARVIX ARVVX	Schedule A
ARGA Value Fund	Institutional Class Investor Class	00775Y371 00775Y389	ARUIX ARUVX	Schedule A
Barrow Hanley Emerging Markets Value Fund	Class I Shares Class Y Shares	00775Y678 00775Y660	BEMVX BEMYX	Schedule A
Barrow Hanley International Value Fund	Class I Shares Class Y Shares	00775Y694 00775Y686	BNIVX BNIYX	Schedule A
Barrow Hanley Concentrated Emerging Markets ESG Opportunities Fund	Class I Shares	00775Y561	BEOIX	Schedule A
Barrow Hanley Credit Opportunities	Class I Shares	00775Y520	BCONX	Schedule A

Barrow Hanley Floating Rate Fund	Class I Shares	00775Y496	BFRNX	Schedule A
Barrow Hanley Total Return Bond Fund	Class I Shares	00775Y546	BTRIX	Schedule A
Barrow Hanley US Value Opportunities Fund	Class I Shares	00775Y470	BVOIX	Schedule A